Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2011 Fourth Quarter and Full Year Results

Q4 2011 Net Income of $15.3 million, or $0.04 per diluted share
Q4 2011 Net New Orders up 44% vs. Q4 2010

IRVINE, CALIFORNIA, February 6, 2012.  Standard Pacific Corp. (NYSE: SPF) announced results for the fourth quarter and year ended December 31, 2011.

2011 Fourth Quarter Highlights and Comparisons to the 2010 Fourth Quarter

•	Net income of $15.3 million, or $0.04 per diluted share, vs. net loss of $21.9 million, or $0.08 per diluted share
•	Net new orders of 615, up 44%
•	Backlog of 681 homes, up 64%
o	Highest year-end backlog since 2007
•	160 average active selling communities (16 new/8 closed out), up 19%
•	Homebuilding revenues up 38%
o	Average selling price of $374 thousand, up 10%
o	782 new home deliveries, up 26%
•	Gross margin from home sales of 20.4%, compared to 22.2%
•	SG&A rate from home sales of 15.2%, a 290 basis point improvement
•	Operating cash outflows of $12.0 million, a $40.5 million improvement from $52.5 million
o	Excluding land purchases, development costs and debt restructuring payments, cash inflows of $74.3 million* vs. $38.5 million*
•	Adjusted Homebuilding EBITDA of $42.8 million*, or 14.6%* of homebuilding revenues

2011 Fiscal Year Highlights and Comparisons to Fiscal Year 2010

•	Net loss of $16.4 million, or $0.05 per diluted share, vs. net loss of $11.7 million, or $0.05 per diluted share
•	Net new orders of 2,795, up 14%
•	Homebuilding revenues of $883.0 million, down 3.2% from $912.4 million
o	Average selling price of $349 thousand, up 2%
o	2,528 new home deliveries, down 4% from 2,646 homes
•	Gross margin from home sales of 18.4%, compared to 22.2%
•	SG&A rate from home sales of 17.5%, compared to 16.6%
•	Operating cash outflows of $322.6 million vs. $81.0 million
o	Excluding land purchases, development costs and debt restructuring payments, cash inflows of $114.5 million* vs. $285.9 million*
•	Adjusted Homebuilding EBITDA of $105.9 million*, or 12.0%* of homebuilding revenues

Scott Stowell, the Company’s Chief Executive Officer and President commented, “I am pleased with the results for the quarter.  Our strategic focus on growing community count in the move-up segment, our continued dedication to quality home design, and our commitment to creating a superior customer experience have all contributed to our solid 4th quarter results.”  Mr. Stowell added, “While we believe the homebuilding industry will face ongoing headwinds throughout 2012, I am confident that with our focus on execution at every level of our organization we will continue to drive improved profitability despite these challenging market conditions.”

For the fourth quarter of 2011, the Company reported net income of $15.3 million, or $0.04 per diluted share, compared to a net loss of $21.9 million, or $0.08 per diluted share, for the year earlier period.  The 2010 fourth quarter included a $23.8 million charge related to the early extinguishment of debt and $2.4 million of asset impairment charges and deposit write-offs.

For fiscal year 2011, the Company reported a net loss of $16.4 million, or $0.05 per diluted share, compared to a net loss of $11.7 million, or $0.05 per diluted share, for the full year 2010. The Company’s adjusted net income for fiscal year 2011 was $3.2 million*, or $0.01* per diluted share, excluding $15.3 million of inventory impairment charges and deposit write-offs and $4.2 million of restructuring, severance and other charges related to management changes.  Fiscal year 2010 included $30.0 million of debt refinance charges and $2.4 million of asset impairment charges and deposit write-offs.

Homebuilding revenues increased 38% from $212.4 million for the 2010 fourth quarter to $293.2 million for the 2011 fourth quarter driven primarily by a 26% increase in new home deliveries to 782 homes.  The Company’s consolidated average home price for the 2011 fourth quarter was $374 thousand, which was up 10% over the prior year.  The increase in the Company’s average selling price was largely due to an increase in deliveries of luxury homes in Southern California during the 2011 fourth quarter, which includes the delivery of two homes with an average selling price of approximately $6 million from one of the Company’s Southern California coastal communities.

Gross margin from home sales for the 2011 fourth quarter was 20.4% versus 22.2% for the prior year.  The 2011 fourth quarter gross margin from home sales included a $2.9 million benefit related to a reduction in the Company’s warranty accrual, compared to a $2.0 million benefit recorded in the prior year quarter.  Excluding warranty accrual adjustments and $1.8 million of inventory impairment charges recorded during the prior year quarter, the adjusted gross margin from home sales for the 2011 fourth quarter was 19.4%*, versus 22.2%* for the prior year.  The 280 basis point decline in the Company’s adjusted gross margin from home sales was driven primarily by lower margins in a majority of the Company’s markets due to a mix shift to more deliveries from lower margin projects and a reduction in the percentage of California deliveries as compared to the prior year.  Excluding warranty accrual adjustments, inventory impairments and previously capitalized interest costs, gross margin from home sales was 27.5%* for the 2011 fourth quarter versus 29.2%* for the 2010 fourth quarter.

The Company’s 2011 fourth quarter SG&A expenses (including Corporate G&A) were $44.5 million and included noncash stock-based compensation expenses of $3.1 million and restructuring charges of $0.9 million, primarily related to employee severance costs. The Company’s 2011 fourth quarter SG&A rate from home sales was 15.2% (14.9%* excluding restructuring charges) versus 18.1% for the 2010 fourth quarter.  The improvement in the Company’s SG&A rate was primarily due to the operating leverage inherent in our business resulting from a 39% increase in revenues from home sales. The Company’s G&A expenses (excluding incentive compensation and restructuring charges) were $23.2 million for the 2011 fourth quarter, compared to $22.8 million for the 2010 fourth quarter and 2011 third quarter.  The increase in the Company’s 2011 fourth quarter G&A expenses was due to an increase in insurance expense, which is primarily a variable expense based on revenues.

Net new orders (excluding joint ventures) for the 2011 fourth quarter increased 44% from the 2010 fourth quarter to 615 homes on a 19% increase in the number of average active selling communities from 134 to 160.  The Company’s monthly sales absorption rate for the 2011 fourth quarter was 1.3 per community, compared to 1.1 per community for the 2010 fourth quarter and 1.6 per community for the 2011 third quarter.  The Company’s cancellation rate for the 2011 fourth quarter was 19%, compared to 23% for the 2010 fourth quarter and 16% for the 2011 third quarter.  The total number of sales cancellations for the 2011 fourth quarter was 141, of which 88 cancellations related to homes in the Company’s 2011 fourth quarter beginning backlog and 53 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 69% to $232.6 million, or 681 homes, compared to $137.4 million, or 414 homes, for the 2010 fourth quarter, and decreased 24% compared to $304.8 million, or 848 homes, for the 2011 third quarter.  The increase in year over year backlog value was driven primarily by a 44% increase in net new orders as compared to the prior period.

The Company used $12.0 million of cash in operating activities for the 2011 fourth quarter versus $52.5 million in the 2010 fourth quarter.  Cash flows used in operating activities for the 2011 fourth quarter included $49.8 million of cash land purchases and $36.6 million of land development costs, compared to $33.6 million and $26.3 million, respectively, for the 2010 fourth quarter.  The 2010 fourth quarter also included $31.1 million of cash used in operations related to debt restructuring activities.  Excluding land purchases, development costs and debt restructuring payments incurred in the 2010 fourth quarter, cash inflows from operating activities for the 2011 fourth quarter were $74.3 million* versus  $38.5 million* in the 2010 fourth quarter.  The year over year increase in cash inflows from operating activities (excluding land purchases, development costs and debt restructuring payments) was primarily due to a 26% increase in deliveries compared to the prior year period.

The Company purchased $49.8 million of land (684 lots) during the 2011 fourth quarter.  Approximately 41% of land purchases (based on land value) were located in California and 29% in Texas, with the balance spread throughout the Company’s other operations.  For the year ended December 31, 2011, the Company purchased $303.8 million of land (4,895 lots), of which approximately 57% (based on land value) is located in California and 18% in Texas, with the balance spread throughout the Company’s other operations.  As of December 31, 2011, the Company owned or controlled 26,444 lots, of which 13,584 owned lots are actively selling or under development.  The lots owned that are actively selling or under development represent a 5.4 year supply based on the Company’s deliveries for the year ended December 31, 2011.

Earnings Conference Call

A conference call to discuss the Company’s 2011 fourth quarter results will be held at 11:00 a.m. Eastern time February 7, 2012.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 708-5705 (domestic) or (913) 312-1448 (international); Passcode: 6675438. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6675438.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 115,000 homes during its 46-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; strategy; community count growth; product mix; the quality of our homes and customer experience; our focus on, and ability to execute, our strategy; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 12.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2011	2010	or % Change	2011	or % Change
Operating Data	(Dollars in thousands)

Deliveries	782	619	26%	697	12%
Average selling price	$374	$340	10%	$346	8%
Home sale revenues	$292,725	$210,424	39%	$241,434	21%
Gross margin %	20.4%	22.1%	(1.7%)	15.8%	4.6%
Gross margin % from home sales (excluding impairments and
warranty accrual adjustments)*	19.4%	22.2%	(2.8%)	18.8%	0.6%
Gross margin % from home sales (excluding impairments, warranty
accrual adjustments and interest amortized to cost of home sales)*	27.5%	29.2%	(1.7%)	26.6%	0.9%
Inventory impairments and deposit write-offs	$416	$2,389	(83%)	$8,959	(95%)
Severance and other charges	$875	$ ―	―	$631	39%
Incentive compensation expense	$4,854	$4,603	5%	$2,685	81%
Selling expenses	$15,609	$10,578	48%	$12,985	20%
G&A expenses (excluding severance and other charges)	$23,209	$22,857	2%	$22,823	2%
SG&A expenses	$44,547	$38,038	17%	$39,124	14%
SG&A % from home sales	15.2%	18.1%	(2.9%)	16.2%	(1.0%)
SG&A % from home sales (excluding severance and other charges)*	14.9%	18.1%	(3.2%)	15.9%	(1.0%)

Net new orders	615	428	44%	764	(20%)
Average active selling communities	160	134	19%	159	1%
Monthly sales absorption rate per community	1.3	1.1	18%	1.6	(19%)
Cancellation rate	19%	23%	(4%)	16%	3%
Gross cancellations	141	130	8%	144	(2%)
Cancellations from current quarter sales	53	59	(10%)	63	(16%)
Backlog (homes)	681	414	64%	848	(20%)
Backlog (dollar value)	$232,583	$137,423	69%	$304,846	(24%)

Cash flows (uses) from operating activities	$(12,036)	$(52,463)	77%	$(78,464)	85%
Cash flows (uses) from investing activities	$(3,043)	$4,999	(161%)	$4,254	(172%)
Cash flows (uses) from financing activities	$(5,748)	$239,507	(102%)	$21,884	(126%)
Land purchases (incl. seller financing and excl. JV investments)	$49,759	$33,552	48%	$74,736	(33%)
Adjusted Homebuilding EBITDA*	$42,809	$28,892	48%	$28,350	51%
Adjusted Homebuilding EBITDA Margin %*	14.6%	13.6%	1.0%	11.7%	2.9%
Homebuilding interest incurred	$35,425	$28,328	25%	$35,273	0%
Homebuilding interest capitalized to inventories owned	$30,777	$19,425	58%	$29,329	5%
Homebuilding interest capitalized to investments in JVs	$1,689	$1,450	16%	$1,694	(0%)
Interest amortized to cost of sales (incl. cost of land sales)	$23,657	$14,898	59%	$18,853	25%

	For the Year Ended
	December 31,	December 31,	Percentage
	2011	2010	or % Change
Operating Data	(Dollars in thousands)

Deliveries	2,528	2,646	(4%)
Average selling price	$349	$343	2%
Home sale revenues	$882,094	$908,562	(3%)
Gross margin %	18.4%	22.1%	(3.7%)
Gross margin % from home sales (excluding impairments and warranty accrual adjustments)*	19.6%	22.2%	(2.6%)
Gross margin % from home sales (excluding impairments, warranty accrual adjustments and
interest amortized to cost of home sales)*	27.4%	28.7%	(1.3%)
Inventory impairments and deposit write-offs	$15,334	$2,389	542%
Severance and other charges	$4,245	$ ―	―
Incentive compensation expense	$10,944	$14,953	(27%)
Selling expenses	$48,291	$45,150	7%
G&A expenses (excluding severance and other charges)	$90,895	$90,439	1%
SG&A expenses	$154,375	$150,542	3%
SG&A % from home sales	17.5%	16.6%	0.9%
SG&A % from home sales (excluding restructuring charges)*	17.0%	16.6%	0.4%

Net new orders	2,795	2,461	14%
Average active selling communities	152	130	17%
Monthly sales absorption rate per community	1.5	1.6	(6%)
Cancellation rate	16%	18%	(2%)
Gross cancellations	520	525	(1%)
Cancellations from current year sales	227	236	(4%)

Cash flows (uses) from operating activities	$(322,613)	$(80,958)	(298%)
Cash flows (uses) from investing activities	$(8,313)	$(33,455)	75%
Cash flows (uses) from financing activities	$10,077	$250,225	(96%)
Land purchases (incl. seller financing and excl. JV investments)	$303,775	$282,361	8%
Adjusted Homebuilding EBITDA*	$105,855	$131,576	(20%)
Adjusted Homebuilding EBITDA Margin %*	12.0%	14.4%	(2.4%)
Homebuilding interest incurred	$140,905	$110,358	28%
Homebuilding interest capitalized to inventories owned	$109,002	$66,665	64%
Homebuilding interest capitalized to investments in JVs	$6,735	$3,519	91%
Interest amortized to cost of sales (incl. cost of land sales)	$69,636	$60,565	15%

	As of
	December 31,	December 31,	Percentage
	2011	2010	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$438,157	$748,754	(41%)
Inventories owned	$1,477,239	$1,181,697	25%
Lots owned and controlled	26,444	23,549	12%
Homes under construction	940	568	65%
Completed specs	383	512	(25%)
Deferred tax asset valuation allowance	$510,621	$516,366	(1%)
Homebuilding debt	$1,324,948	$1,320,254	0%
Joint venture recourse debt	$ ―	$3,865	(100%)
Stockholders' equity	$623,754	$621,862	0%
Stockholders' equity per share (including if-converted
preferred stock)*	$1.82	$1.83	(1%)
Total debt to book capitalization*	68.7%	68.5%	0.2%
Adjusted net homebuilding debt to total adjusted
book capitalization*	58.7%	47.9%	10.8%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 12.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$292,725	$210,424	$882,094	$908,562
Land sale revenues	431	2,000	899	3,856
Total revenues	293,156	212,424	882,993	912,418
Cost of home sales	(232,960)	(163,606)	(719,893)	(707,006)
Cost of land sales	(430)	(1,940)	(903)	(3,568)
Total cost of sales	(233,390)	(165,546)	(720,796)	(710,574)
Gross margin	59,766	46,878	162,197	201,844
Gross margin %	20.4%	22.1%	18.4%	22.1%
Selling, general and administrative expenses	(44,547)	(38,038)	(154,375)	(150,542)
Income from unconsolidated joint ventures	1,298	25	207	1,166
Interest expense	(2,959)	(7,453)	(25,168)	(40,174)
Loss on early extinguishment of debt	―	(23,839)	―	(30,028)
Other income (expense)	(338)	(544)	(1,017)	3,733
Homebuilding pretax income (loss)	13,220	(22,971)	(18,156)	(14,001)
Financial Services:
Revenues	3,783	2,745	10,907	12,456
Expenses	(2,230)	(2,852)	(9,401)	(10,878)
Other income	79	31	177	142
Financial services pretax income (loss)	1,632	(76)	1,683	1,720
Income (loss) before income taxes	14,852	(23,047)	(16,473)	(12,281)
Benefit for income taxes	481	1,190	56	557
Net income (loss)	15,333	(21,857)	(16,417)	(11,724)
Less: Net (income) loss allocated to preferred shareholder	(6,619)	12,388	7,101	6,849
Net income (loss) available to common stockholders	$8,714	$(9,469)	$(9,316)	$(4,875)

Income (Loss) Per Common Share:
Basic	$0.04	$(0.08)	$(0.05)	$(0.05)
Diluted	$0.04	$(0.08)	$(0.05)	$(0.05)

Weighted Average Common Shares Outstanding:
Basic	194,571,736	112,978,508	193,909,714	105,202,857
Diluted	196,596,197	112,978,508	193,909,714	105,202,857

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$406,785	$720,516
Restricted cash	31,372	28,238
Trade and other receivables	11,525	6,167
Inventories:
Owned	1,477,239	1,181,697
Not owned	59,840	18,999
Investments in unconsolidated joint ventures	81,807	73,861
Deferred income taxes, net	5,326	9,269
Other assets	35,693	38,175
Total Homebuilding Assets	2,109,587	2,076,922
Financial Services:
Cash and equivalents	3,737	10,855
Restricted cash	1,295	2,870
Mortgage loans held for sale, net	74,195	30,279
Mortgage loans held for investment, net	10,115	9,904
Other assets	1,454	2,293
Total Financial Services Assets	90,796	56,201
Total Assets	$2,200,383	$2,133,123

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$17,829	$16,716
Accrued liabilities	185,890	143,127
Secured project debt and other notes payable	3,531	4,738
Senior notes payable	1,275,093	1,272,977
Senior subordinated notes payable	46,324	42,539
Total Homebuilding Liabilities	1,528,667	1,480,097
Financial Services:
Accounts payable and other liabilities	1,154	820
Mortgage credit facilities	46,808	30,344
Total Financial Services Liabilities	47,962	31,164
Total Liabilities	1,576,629	1,511,261
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at December 31, 2011 and 2010	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 198,563,273 and 196,641,551 shares
issued and outstanding at December 31, 2011
and 2010, respectively	1,985	1,966
Additional paid-in capital	1,239,180	1,227,292
Accumulated deficit	(608,769)	(592,352)
Accumulated other comprehensive loss, net of tax	(8,647)	(15,049)
Total Equity	623,754	621,862
Total Liabilities and Equity	$2,200,383	$2,133,123

INVENTORIES

	December 31,
	2011	2010
	(Dollars in thousands)
Inventories Owned:	(Unaudited)
Land and land under development	$1,036,830	$801,681
Homes completed and under construction	339,849	281,780
Model homes	100,560	98,236
Total inventories owned	$1,477,239	$1,181,697

Inventories Owned by Segment:
California	$890,300	$727,317
Southwest	302,686	222,791
Southeast	284,253	231,589
Total inventories owned	$1,477,239	$1,181,697

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$15,333	$(21,857)	$(16,417)	$(11,724)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Loss on early extinguishment of debt	―	23,839	―	30,028
Amortization of stock-based compensation	3,145	3,250	11,239	11,848
Inventory impairment charges and deposit write-offs	416	1,918	15,334	1,918
Other operating activities	(654)	816	3,247	1,772
Changes in cash and equivalents due to:
Trade and other receivables	6,951	7,524	(5,358)	6,541
Mortgage loans held for sale	(23,924)	6,319	(43,661)	12,165
Inventories - owned	(20,670)	(28,286)	(282,447)	(148,706)
Inventories - not owned	(2,068)	(3,791)	(19,727)	(27,861)
Other assets	6,525	2,650	6,212	111,496
Accounts payable and accrued liabilities	2,910	(44,845)	8,965	(68,435)
Net cash provided by (used in) operating activities	(12,036)	(52,463)	(322,613)	(80,958)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(3,385)	(2,079)	(14,689)	(39,513)
Other investing activities	342	7,078	6,376	6,058
Net cash provided by (used in) investing activities	(3,043)	4,999	(8,313)	(33,455)

Cash Flows From Financing Activities:
Change in restricted cash	260	(11,255)	(1,559)	(12,843)
Principal payments on secured project debt and other notes payable	(368)	(155)	(1,207)	(83,562)
Principal payments on senior and senior subordinated notes payable	―	(596,520)	―	(792,389)
Proceeds from the issuance of senior notes payable	―	677,804	―	977,804
Payment of debt issuance costs	―	(11,709)	(4,575)	(17,215)
Net proceeds from (payments on) mortgage credit facilities	(5,720)	(5,258)	16,464	(10,651)
Net proceeds from the issuance of common stock	―	186,443	―	186,443
Other financing activities	80	157	954	2,638
Net cash provided by (used in) financing activities	(5,748)	239,507	10,077	250,225

Net increase (decrease) in cash and equivalents	(20,827)	192,043	(320,849)	135,812
Cash and equivalents at beginning of period	431,349	539,328	731,371	595,559
Cash and equivalents at end of period	$410,522	$731,371	$410,522	$731,371

Cash and equivalents at end of period	$410,522	$731,371	$410,522	$731,371
Homebuilding restricted cash at end of period	31,372	28,238	31,372	28,238
Financial services restricted cash at end of period	1,295	2,870	1,295	2,870
Cash and equivalents and restricted cash at end of period	$443,189	$762,479	$443,189	$762,479

REGIONAL OPERATING DATA

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
New homes delivered:
California	279	276	1%	975	1,102	(12%)
Arizona	54	42	29%	169	196	(14%)
Texas	135	82	65%	420	368	14%
Colorado	28	22	27%	97	115	(16%)
Nevada	3	7	(57%)	15	22	(32%)
Florida	153	99	55%	446	446	―
Carolinas	130	91	43%	406	397	2%
Consolidated total	782	619	26%	2,528	2,646	(4%)
Unconsolidated joint ventures	8	14	(43%)	35	54	(35%)
Total (including joint ventures)	790	633	25%	2,563	2,700	(5%)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$598	$472	27%	$519	$495	5%
Arizona	197	195	1%	202	202	―
Texas	297	294	1%	292	294	(1%)
Colorado	309	293	5%	308	295	4%
Nevada	173	203	(15%)	190	201	(5%)
Florida	223	197	13%	208	193	8%
Carolinas	245	225	9%	231	230	0%
Consolidated	374	340	10%	349	343	2%
Unconsolidated joint ventures	350	458	(24%)	396	465	(15%)
Total (including joint ventures)	$374	$343	9%	$350	$346	1%

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Net new orders:
California	199	150	33%	1,030	974	6%
Arizona	54	40	35%	190	185	3%
Texas	94	81	16%	470	358	31%
Colorado	25	14	79%	100	91	10%
Nevada	3	4	(25%)	10	30	(67%)
Florida	130	79	65%	541	435	24%
Carolinas	110	60	83%	454	388	17%
Consolidated total	615	428	44%	2,795	2,461	14%
Unconsolidated joint ventures	10	12	(17%)	33	50	(34%)
Total (including joint ventures)	625	440	42%	2,828	2,511	13%

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Average number of selling communities
during the period:
California	49	46	7%	49	46	7%
Arizona	10	9	11%	9	9	―
Texas	21	19	11%	21	17	24%
Colorado	6	4	50%	5	5	―
Nevada	1	1	―	1	1	―
Florida	40	29	38%	37	26	42%
Carolinas	33	26	27%	30	26	15%
Consolidated total	160	134	19%	152	130	17%
Unconsolidated joint ventures	3	3	―	3	3	―
Total (including joint ventures)	163	137	19%	155	133	17%

REGIONAL OPERATING DATA (Continued)

	At December 31,
	2011		2010		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	174	$91,051	119	$60,440	46%	51%
Arizona	57	11,598	36	7,988	58%	45%
Texas	149	46,307	99	30,456	51%	52%
Colorado	33	12,904	30	9,313	10%	39%
Nevada	3	638	8	1,628	(63%)	(61%)
Florida	162	42,360	67	14,225	142%	198%
Carolinas	103	27,725	55	13,373	87%	107%
Consolidated total	681	232,583	414	137,423	64%	69%
Unconsolidated joint ventures	3	1,240	5	2,109	(40%)	(41%)
Total (including joint ventures)	684	$233,823	419	$139,532	63%	68%

	At December 31,
	2011	2010	% Change
Lots owned and controlled:
California	9,230	9,505	(3%)
Arizona	1,872	1,940	(4%)
Texas	4,232	2,419	75%
Colorado	690	370	86%
Nevada	1,133	1,196	(5%)
Florida	6,323	5,632	12%
Carolinas	2,964	2,487	19%
Total (including joint ventures)	26,444	23,549	12%

Lots owned	20,035	17,650	14%
Lots optioned or subject to contract	5,183	4,451	16%
Joint venture lots	1,226	1,448	(15%)
Total (including joint ventures)	26,444	23,549	12%

Lots owned:
Raw lots	3,824	3,453	11%
Lots under development	4,760	3,089	54%
Finished lots	5,831	5,950	(2%)
Under construction or completed homes	1,760	1,486	18%
Held for sale	3,860	3,672	5%
Total	20,035	17,650	14%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net income (loss) to net income excluding inventory impairment charges and deposit write-offs (net of a 39% income tax benefit), restructuring, severance and other charges related to management changes (net of a 39% income tax benefit), and the deferred tax asset valuation allowance related to these charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.  Net income excluding inventory impairment charges and deposit write-offs (net of income tax benefit), restructuring, severance and other charges (net of income tax benefit), and the deferred tax asset valuation allowance related to these charges for the three and twelve months ended December 31, 2011 is calculated as follows:

	Three Months Ended	Year Ended
	December 31, 2011	December 31, 2011
	(Dollars in thousands)

Net income (loss)	$15,333	$(16,417)
Add: Inventory impairment charges and deposit write-offs, net of income tax benefit	254	9,354
Add: Restructuring, severance and other charges, net of income tax benefit	534	2,589
Add: Net deferred tax asset valuation allowance	503	7,636
Net income, as adjusted	16,624	3,162
Less: Adjusted net income allocated to preferred shareholder	(7,177)	(1,368)
Adjusted net income available to common stockholders	$9,447	$1,794

Diluted earnings per common share	$0.05	$0.01
Weighted average diluted common shares outstanding	196,596,197	197,151,277

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding housing inventory impairment charges, warranty accrual adjustments and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group

	Three Months Ended
	December 31, 2011	Gross Margin %	December 31, 2010	Gross Margin %	September 30, 2011	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$292,725		$210,424		$241,434
Less: Cost of home sales	(232,960)		(163,606)		(203,188)
Gross margin from home sales	59,765	20.4%	46,818	22.2%	38,246	15.8%
Add: Housing inventory impairment charges	―		1,818		7,230
Less: Benefit from warranty accrual adjustments	(2,900)		(2,000)		―
Gross margin from home sales, excluding impairment
charges and warranty accrual adjustments	56,865	19.4%	46,636	22.2%	45,476	18.8%
Add: Capitalized interest included in cost
of home sales	23,557	8.1%	14,898	7.0%	18,776	7.8%
Gross margin from home sales, excluding impairment
charges, warranty accrual adjustments and interest
amortized to cost of home sales	$80,422	27.5%	$61,534	29.2%	$64,252	26.6%

	Year Ended December 31,
	2011	Gross Margin %	2010	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$882,094		$908,562
Less: Cost of home sales	(719,893)		(707,006)
Gross margin from home sales	162,201	18.4%	201,556	22.2%
Add: Housing inventory impairment charges	13,189		1,818
Less: Benefit from warranty accrual adjustments	(2,900)		(2,027)
Gross margin from home sales, excluding impairment
charges and warranty accrual adjustments	172,490	19.6%	201,347	22.2%
Add: Capitalized interest included in cost
of home sales	69,421	7.8%	59,750	6.5%
Gross margin from home sales, excluding impairment
charges, warranty accrual adjustments and interest
amortized to cost of home sales	$241,911	27.4%	$261,097	28.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring, severance and other charges related to management changes.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended			Year Ended December 31,
	December 31, 2011	December 31, 2010	September 30, 2011	2011	2010
	(Dollars in thousands)

Selling, general and administrative expenses	$44,547	$38,038	$39,124	$154,375	$150,542
Less: Restructuring, severance and other charges	(875)	―	(631)	(4,245)	―
Selling, general and administrative expenses, excluding
restructuring, severance and other charges	$43,672	$38,038	$38,493	$150,130	$150,542
SG&A % from home sales, excluding restructuring,
severance and other charges	14.9%	18.1%	15.9%	17.0%	16.6%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases, development costs, payments made to extinguish swap arrangements related to early extinguishment of debt and accelerated interest payments related to debt restructure.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases, development costs and debt restructuring activities.

	Three Months Ended			Year Ended December 31,
	December 31, 2011	December 31, 2010	September 30, 2011	2011	2010
	(Dollars in thousands)

Cash flows used in operations	$(12,036)	$(52,463)	$(78,464)	$(322,613)	$(80,958)
Add: Cash land purchases	49,759	33,552	74,736	303,721	255,046
Add: Land development costs	36,587	26,350	31,673	133,358	80,766
Add: Swap unwind payments related to debt restructure	―	24,545	―	―	24,545
Add: Accelerated interest payments related to debt restructure	―	6,541	―	―	6,541
Cash inflows from operations (excluding land purchases,
development costs and debt restructuring payments)	$74,310	$38,525	$27,945	$114,466	$285,940

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2011	December 31, 2010	September 30, 2011	2011	2010
	(Dollars in thousands)

Net income (loss)	$15,333	$(21,857)	$(6,434)	$(16,417)	$(11,724)
Provision (benefit) for income taxes	(481)	(1,190)	150	(56)	(557)
Homebuilding interest amortized to cost of sales and interest expense	26,616	22,351	23,103	94,804	100,739
Homebuilding depreciation and amortization	631	499	687	2,644	2,068
Amortization of stock-based compensation	3,145	3,250	2,635	11,239	11,848
EBITDA	45,244	3,053	20,141	92,214	102,374
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	―	20	―
Impairment charges and deposit write-offs	416	1,918	8,959	15,334	1,918
Loss on early extinguishment of debt	―	23,839	―	―	30,028
Less:
Income (loss) from unconsolidated joint ventures	1,298	25	(455)	207	1,166
Income (loss) from financial services subsidiary	1,553	(107)	1,205	1,506	1,578
Adjusted Homebuilding EBITDA	$42,809	$28,892	$28,350	$105,855	$131,576
Homebuilding revenues	$293,156	$212,424	$241,793	$882,993	$912,418
Adjusted Homebuilding EBITDA Margin %	14.6%	13.6%	11.7%	12.0%	14.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			Year Ended December 31,
	December 31, 2011	December 31, 2010	September 30, 2011	2011	2010
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(12,036)	$(52,463)	$(78,464)	$(322,613)	$(80,958)
Add:
Provision (benefit) for income taxes	(481)	(1,190)	150	(56)	(557)
Homebuilding interest amortized to cost of sales and interest expense	26,616	22,351	23,103	94,804	100,739
Excess tax benefits from share-based payment arrangements	―	―	―	―	27
Less:
Income (loss) from financial services subsidiary	1,553	(107)	1,205	1,506	1,578
Depreciation and amortization from financial services subsidiary	18	344	17	611	934
(Gain) loss on disposal of property and equipment	(5)	(2)	184	179	(37)
Net changes in operating assets and liabilities:
Trade and other receivables	(6,951)	(7,524)	816	5,358	(6,541)
Mortgage loans held for sale	23,924	(6,319)	14,967	43,661	(12,165)
Inventories-owned	20,670	28,286	67,719	282,447	148,706
Inventories-not owned	2,068	3,791	4,859	19,727	27,861
Other assets	(6,525)	(2,650)	2,341	(6,212)	(111,496)
Accounts payable and accrued liabilities	(2,910)	44,845	(5,735)	(8,965)	68,435
Adjusted Homebuilding EBITDA	$42,809	$28,892	$28,350	$105,855	$131,576

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	As of December 31,
	2011	2010
	(Dollars in thousands)

Total consolidated debt	$1,371,756	$1,350,598
Less:
Financial services indebtedness	(46,808)	(30,344)
Homebuilding cash	(438,157)	(748,754)
Adjusted net homebuilding debt	886,791	571,500
Stockholders' equity	623,754	621,862
Total adjusted book capitalization	$1,510,545	$1,193,362
Total debt to book capitalization	68.7%	68.5%
Adjusted net homebuilding debt to total adjusted book capitalization ratio	58.7%	47.9%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	December 31,	December 31,
	2011	2010

Actual common shares outstanding	198,563,273	196,641,551
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)
Pro forma common shares outstanding	342,456,155	340,534,433

Stockholders' equity (Dollars in thousands)	$623,754	$621,862
Divided by pro forma common shares outstanding	÷ 342,456,155	÷ 340,534,433
Pro forma stockholders' equity per common share	$1.82	$1.83